Registration No. 333-46030

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

InnSuites Hospitality Trust

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-6647590
(State of Incorporation)	(I.R.S. Employer Identification No.)

InnSuites Hotels Centre, 1615 E. Northern Avenue Suite 102, Phoenix, Arizona	85020
(Address of Principal Executive Offices)	(Zip Code)

InnSuites Hospitality Trust

1997 Stock Incentive and Option Plan

(Full Title of the Plan)

James F. Wirth

Chairman, President and Chief Executive Officer

InnSuites Hotels Centre

1615 E. Northern Avenue, Suite 102

Phoenix, Arizona 85020

(602) 944-1500

(Name, address, zip code, telephone number,

and area code of Agent for Service)

Copies to:

Daniel T. Young, Esq.

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216)-566-5500

EXPLANATORY PARAGRAPH

InnSuites Hospitality Trust (“InnSuites”) registered 1,000,000 Shares of Beneficial Interest, without par value, for issuance under the InnSuites Hospitality Trust 1997 Stock Incentive and Option Plan (the “Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-46030) filed with the Securities and Exchange Commission on September 18, 2000.  The purpose of this Post-Effective Amendment No. 1 is to deregister 813,600 Shares of Beneficial Interest reserved for issuance under the Plan that have not yet been issued.

Accordingly, InnSuites hereby withdraws from registration under the Registration Statement on Form S-8 (File No. 333-46030) all Shares of Beneficial Interest that remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 30, 2006.

INNSUITES HOSPITALITY TRUST

By:	/s/ James F. Wirth
James F. Wirth
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ James F. Wirth	Chairman, President and Chief Executive Officer
James F. Wirth	(Principal Executive Officer)

/s/ Anthony B. Waters	Chief Financial Officer
Anthony B. Waters	(Principal Financial Officer)

/s/ Marc E. Berg	Trustee
Marc E. Berg

/s/ Larry Pelegrin	Trustee
Larry Pelegrin

/s/ Steven S. Robson	Trustee
Steven S. Robson

/s/ Peter A. Thoma	Trustee
Peter A. Thoma